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                                State of Delaware

                        Office of the Secretary of State


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RATTLESNAKE GOLD, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 1988, AT 10 O'CLOCK A.M.


                                            /s/ Edward J. Freel
                                            Edward J. Freel, Secretary of State
2157668  8100                               AUTHENTICATION:  9349269

981393204                                                       DATE:  10-12-98

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                                                                           FILED
                                                               APR 13 1988 10 Am
                                                                     (Illegible)
                                                              Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                             RATTLESNAKE GOLD, INC.

                                    ARTICLE I

                                      NAME

         The name of the corporation hereby created shall be RATTLESNAKE GOLD, INC. (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                                    DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                                    PURPOSES

         The purposes for which this Corporation is organized are:

                  (a) To seek, investigate, acquire interest(s) in, dispose of and operate rushes for gold and all other minerals, and engage in natural resource development and exploration; to own and operate any lawful enterprise(s) whatsoever; to acquire, hold, and dispose of real or personal properties of any kind or nature whether tangible or intangible; and generally to do or perform any act necessary or desirable in connection with the foregoing.

                  (b) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, or otherwise, to trade with and deal in real estate lands, mining claims and mineral interests, interests in lands of every description and all other property of every kind and nature.

                  (c) To acquire, sell, and otherwise, dispose of, deal in stocks. bonds, mortgages. securities, notes, and commercial paper for corporations and individuals.

                  (d) To borrow money and to execute notes and obligations and security contracts therefor, and to lend any of monies or funds of the Corporation and to take

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         evidence of indebtedness therefor, and also to negotiate Loans; to carry on a general mining and natural resource development business and to purchase, sell, and deal in such goods and supplies as are necessary or desirable in connection therewith.

                  (e) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors.

                  (f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes of the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, either as holders of or interested in any property, or otherwise; with all the powers hereafter conferred by the laws under which this Corporation is organized.

                  (g) To engage in any and all other lawful purposes, activities. and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all powers allowed or permitted by the laws of the State of Delaware.

                                   ARTICLE IV

                                 CAPITALIZATION

         The Corporation shall have authority to issue 250,000,000 shares of common stock having a par value of $.0001 per share (the "Common Stock"). All shares of Common Stock shall be of the same class and shall have the same rights and preferences. A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of Common Stock which the Corporation shall be authorized to issue, is as follows:

                  (a) Common Stock. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions;

                         (i) After the requirements with respect to preferential
                  dividends of preferred stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from-time to time by the board of directors without distinction as to series.


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                      (ii) After distribution in full or any preferential amount to be distributed to the holders of preferred stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each without distinction as to series, if any.

                      (iii) Except as may otherwise be required by law or this
                  Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters.

                  (b)      Other Provisions.

                      (i) Shares of the Common Stock or any series thereof may
                  be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors;

                      (ii) No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations, or associations, whether such holders or others, and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.



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                                    ARTICLE V

                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

                                   ARTICLE VI

                              MEETINGS AND RECORDS

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE VII

                              NO PRE-EMPTIVE RIGHTS

         Shareholders of all classes of the securities of the Corporation shall not have pre-emptive rights to subscribe for or acquire additional shares of the Corporation, whether such shares be hereby or hereafter authorized.

                                  ARTICLE VIII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the board of directors of the Corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or such other corporation, or former director or officer shall be adjudged in any action, suit, or proceeding to be liable for his own negligence of misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those


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indemnified may be entitled under any law, bylaw, agreement, vote, of stockholders, or otherwise.

                                   ARTICLE IX

                         LIMITED LIABILITY OF DIRECTORS

         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions; not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

                                    ARTICLE X

                        OFFICERS AND DIRECTORS CONTRACTS

         No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director of officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation, or any transaction in which this Corporation is a party or has an interest. Each person who is now of may become an officer or director of this Corporation is hereby relieved from liability he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                                   ARTICLE XI

                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE XII

                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.




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                                  ARTICLE XIII

                                    DIRECTORS

         The Corporation shall have not less than two nor more than nine directors as determined, from time to time, by the board of directors. The original board of directors shall consist of the following persons who shall each serve until the first annual meeting of the stockholders or until a successor is elected and qualified:

         Name                           Mailing Address
         ----                           ---------------

         Harry F. Nelson                3615 Wolf Creek
                                        Eden, Utah  84310

         Garth Showelter                650 West 800 South
                                        Salt Lake City, Utah  84104

                                   ARTICLE XIV

                                  INCORPORATOR

         The name and mailing address of the sole incorporator of this corporation is as follows:

         Harry F. Nelson                             3615 Wolf Creek
                                                     Eden, Utah 84310



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         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated true, and accordingly have hereunto set my hand this 12th day of April, 1980.


                                                            /s/ Harry F. Nelson
                                                            Harry F. Nelson




STATE OF UTAH                       )
                                    : ss.
COUNTY OF SALT LAKE                 )

         I, Valerie J. Shaw, a notary public, hereby certify that on the 12th day of April, 1988, personally appeared before me Harry F. Nelson who being by me first duly sworn, declared that he is the person who signed the foregoing Certificate of Incorporation as sole incorporator of Rattlesnake Gold, Inc., and that the statements therein contained are true.

         WITNESS MY HAND AND OFFICIAL SEAL.


                                                 /s/ Valerie J. Shaw
                                                 Valerie J. Shaw
                                                 Notary Public
                                                 Residing in Salt Lake City, UT

My Commission Expires:

         May 11, 1988

CDN4090W


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